UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 21, 2009
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BROADPOINT GLEACHER SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)
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New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

12 East 49th Street, 31st Floor
New York, New York
(Address of Principal Executive Offices)

10017
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On August 21, 2009, Broadpoint Gleacher Securities Group, Inc. (the “Company”) and Lee Fensterstock, the Company’s Chief Executive Officer, entered into an amendment to Mr. Fensterstock’s employment agreement, dated as of September 21, 2007 (the “Amendment”).  The Amendment provides that Mr. Fensterstock will not receive a 2009 bonus if the Company’s pre-tax return on equity for 2009 is less than 8 percent and that Mr. Fensterstock’s 2009 bonus will be equal to the percentage (rounded up or down to the nearest third decimal place) of the Company’s pre-tax income for the 2009 fiscal year for each percentage (rounded up or down to the nearest third decimal place) by which the Company’s 2009 pre-tax return on equity exceeds 8 percent, with the aggregate amount of the bonus capped at 12 percent of 2009 pre-tax income.  Mr. Fensterstock’s 2009 bonus will in all events be subject to the limitations imposed under the Company’s 2007 Incentive Compensation Plan, and the Executive Compensation Committee of the Company’s Board of Directors will have the discretion to increase or decrease the amount of the bonus determined under the above formula by up to 20 percent respectively.  The 2009 bonus will be payable in an equal combination of cash and restricted stock units, except that once Mr. Fensterstock’s total cash compensation for 2009 (based on the annual bonus and his base salary) reaches $3.5 million, the balance of his 2009 bonus will be paid in restricted stock units.  The number of 2009 bonus restricted stock units will be determined by dividing the total amount of the non-cash portion of the 2009 bonus by the average of the closing sales prices of a share of Company common stock for the 30 consecutive trading days prior to the date of grant.  The 2009 bonus restricted stock units will generally vest in three equal installments on each anniversary of the date of grant subject to Mr. Fensterstock’s continued employment with the Company (other than in the of event of certain terminations of Mr. Fensterstock’s employment or upon his disability on terms generally consistent with those applicable under the employment agreement).

In connection with entering into, and pursuant to, the Amendment, the Company granted Mr. Fensterstock an award of restricted stock units in respect of 832,147 shares of the Company’s common stock (the “RSU Agreement”), which units will generally vest in three equal installments on each anniversary of the date of grant subject to Mr. Fensterstock’s continued employment with the Company (other than in the event of the termination of Mr. Fensterstock’s employment due to his death, by the Company without “cause” or by him for “good reason” or upon Mr. Fensterstock’s disability).

The foregoing description of the terms of the Amendment and RSU Agreement is not complete and is qualified in its entirety by reference to the Amendment and RSU Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.
10.1 - Amendment to Agreement, effective as of August 21, 2009, amending the Employment Agreement, dated as of September 21, 2007, between Broadpoint Gleacher Securities Group, Inc. and Lee Fensterstock.
10.2 - Restricted Stock Units Agreement dated August 21, 2009 by and between Broadpoint Gleacher Securities Group, Inc. and Lee Fensterstock (Exhibit A to the Amendment to Agreement referenced above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      BROADPOINT GLEACHER SECURITIES GROUP, INC.

                      By: /s/ Robert I. Turner
                      Name:  Robert I. Turner
                      Title:  Chief Financial Officer

Dated: August 27, 2009